SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Putnam Municipal Opportunities Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Saba Capital Management, L.P. (“Saba Capital”) and Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital, “Saba”) are hereby withdrawing their opposition to the approval of a new management contract between Putnam Municipal Opportunities Trust (the “Fund”) and Putnam Investment Management, LLC (“Putnam Management”), and a new sub-advisory contract between Putnam Management and Putnam Investments Limited at the Fund’s upcoming special meeting of shareholders (the “Special Meeting”).

As such, Saba advises shareholders that any executed gold cards and gold voting instruction forms received by Saba or its agents will not be voted at the Special Meeting and that shareholders who wish to vote at the Special Meeting are advised to vote on the Fund’s white proxy card or white voting instruction form.